Exhibit 99.1

Affinity Media International Corp. to Acquire Hotels At Home, Inc.

New York, New York- July 25, 2007 - Affinity Media International Corp. (OTC:AFMI.ob) (“Affinity Media”), a special purpose acquisition company, today announced that it has signed a definitive agreement to acquire Hotels At Home, Inc. (“Hotels At Home”), an industry leading publisher of in-room retail catalogues and hotel-branded e-commerce Web sites for luxury hotels and resorts worldwide. Hotel At Home’s catalogues and Web sites allow hotel guests to purchase items they have enjoyed during their stays, such as pillows, linens, robes, beds, and more. Hotels At Home is a privately held company, headquartered in Fairfield, New Jersey with a subsidiary located in Paris, France.

Under the terms of the agreement, Hotels At Home will merge with and into a subsidiary of Affinity Media for aggregate consideration of $36.0 million, comprised of $16.0 million in cash and $20.0 million worth of Affinity Media’s common stock equaling approximately 3.51 million shares. The surviving entity in the merger will be named Hotels At Home, Inc. The transaction is subject to the review of proxy materials of Affinity Media by the Securities and Exchange Commission (SEC), shareholder approval by the holders of the initial public offering (IPO) of shares of Affinity Media, Affinity obtaining a fairness opinion satisfactory to it and other customary closing conditions. All of the stockholders of Hotels At Home have approved the transaction. Assuming conditions are met, Affinity Media anticipates completing the transaction in the fourth quarter of 2007, at which time Affinity Media will immediately seek to list its common stock on the NASDAQ exchange.

Hotels At Home reaches customers through the placement of published catalogues and turn-down cards in hotel rooms, as well as through customized online retail sites designed for each customer. Hotels At Home offers products for sale including beds, pillows, bedding, towels, robes, artwork, toiletries, linens and other specialty items that customers first experience as guests in the hotel rooms of Hotels At Home’s partners. In its seven years of operations, Hotels At Home has established partnerships with some of the world’s leading hotel brands, including Westin, Hilton, Sheraton, Sofitel, and the Waldorf Astoria, among others. Hotels At Home currently has 41 major hotel partners, and its catalogues are distributed in approximately 2,400 properties representing over 400,000 rooms worldwide.

As a result of its market leadership position, strong relationships with hotels across the industry and efficient business model, Hotels At Home has rapidly increased its revenues and cash flows since its formation in 2000. Based upon existing financial statements of Hotels At Home prepared on its behalf as a privately held S Corporation, for the fiscal year ended December 31, 2006, Hotels At Home generated revenue of approximately $20.8 million and EBITDA of approximately $3.3 million. For the fiscal year ended December 31, 2005, Hotels At Home generated revenues of approximately $16.2 million and EBITDA of approximately $2.1 million.  Under the terms of the transaction, the parties expect to obtain a new audit of the financial statements of Hotels At Home in anticipation of the filing of Affinity Media’s proxy materials, and therefore certain adjustments may be required to reflect SEC financial reporting standards and other adjustments.

Michael Ware, CEO of Hotels At Home, commented, “The proposed transaction presents a great opportunity for our company. It will allow us to more aggressively expand our footprint, especially in international markets. Europe has become a growing portion of our business following the execution of our agreement with Sofitel. In addition, we believe that there is enormous potential for growth in other parts of the world including Asia and in vertical markets like the casino and cruise line industries. Our entry into the public market affords us the increased resources needed to pursue these opportunities.”

Messrs. Peter Engel and Howard Cohl, CEO and President, respectively, of Affinity Media, noted, “Affinity Media was targeting a business combination in the publishing industry, which would serve as a foundation for growth, both organic and through acquisition. We believe Hotels At Home is an ideal choice. An industry leader, it benefits from outstanding contractual relationships, a strong record of growth, a profitable business model and an impeccable management team, led by Michael Ware, Robin Ware and Ray Romano. All three of these key executives have agreed to long-term employment agreements. We fully expect that the combined resources of Affinity Media and Hotels At Home, coupled with a management team with a proven track record of performance will enable us to deliver long-term value to shareholders.”

Following the closing of the transaction, Peter Engel will remain Chairman of the Board of Affinity Media, Michael Ware will become President and CEO, Robin Ware will become COO, Ray Romano will become CFO and Howard Cohl will become Executive Vice President of strategic initiatives. Michael Ware, Robin Ware, and Ray Romano will remain CEO, COO, and CFO of Hotels At Home, respectively. At closing, Michael Ware, Robin Ware and Ray Romano will enter into employment agreements with Affinity Media.

The acquisition will be financed by Affinity Media’s cash on hand, including approximately $19.3 million held in trust for the exclusive use of effecting a business combination, and the issuance of the 3.51 million shares of common stock.

Maxim Group LLC is serving as principal financial advisor to Affinity Media in the transaction.

Conference Call

Affinity Media will conduct an investor call at 4:15 PM ET today, Wednesday, July 25, 2007 to discuss this transaction. To access the conference call, U.S. and International callers may dial 973-935-8512 and reference passcode 9056706 ten minutes prior to the start time. A replay of the conference call will be available for two weeks following the call and can be accessed by dialing 973-341-3080 (U.S. and International callers), passcode: 9056706.

About Affinity Media International Corp.

Affinity Media International Corp. (OTC: AFMI.ob) (“Affinity Media”) is a publicly traded acquisition corporation focused solely on acquiring businesses in the publishing industry. Affinity Media raised gross proceeds of approximately $18.9 million through its IPO completed in June 2006 led by Maxim Group LLC. For more information please visit www.affinitymedia.net.

About Hotels At Home, Inc.

Hotels At Home, Inc. (“Hotels At Home”) is an industry leading publisher of in-room retail catalogues and hotel-branded e-commerce Web sites for luxury hotels and resorts worldwide. Founded in 2000, Hotels At Home has established partnerships with 41 of the world’s leading hotel brands, including Westin, Hilton, Sheraton, Sofitel, and the Waldorf Astoria, among others. Hotels At Home’s catalogues are distributed in approximately 2,400 properties representing over 400,000 rooms worldwide. Hotels At Home is headquartered in Fairfield, New Jersey, and maintains international operations in Paris, France and Toronto, Canada. For more information please visit www.hotelsathome.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Affinity Media, Hotels At Home and their combined business after completion of the proposed transaction. Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Affinity Media’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward-looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Affinity Media’s filings with the Securities and Exchange Commission (SEC).

The forward-looking statements in this news release are made as of the date hereof, and neither Affinity Media nor Hotels At Home assumes any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Additional Information and Where to Find It

This press release is being made pursuant to and in compliance with Rules 145, 165 and 425 of the Securities Act of 1933 and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. In connection with the proposed acquisition and required stockholder approval, Affinity Media will file with the SEC a preliminary proxy statement and a definitive proxy statement. Affinity Media’s stockholders and other interested parties are urged to read the proxy statement and other relevant materials regarding the proposed transaction when they becomes available because they will contain important information about the acquisition, Affinity Media and Hotels At Home. Copies of these filings will be available without charge online at the SEC’s Web site (http://www.sec.gov) and by mail through requests to Affinity Media International Corp., 1850 Sawtelle Blvd., Suite 470, Los Angeles, CA 90025.

In addition, Hotels At Home, its directors and officers and the directors and officers of Affinity Media may be deemed to have participated in the solicitation of proxies from Affinity Media’s stockholders in favor of the approval of the proposed acquisition. Information concerning Affinity Media’s directors and executive officers is set forth in its annual report on Form 10-KSB, which was filed with the SEC on April 12, 2007. This document is available free of charge at the SEC’s Web site at www.sec.gov or and by mail through requests to Affinity Media International Corp., 1850 Sawtelle Blvd., Suite 470, Los Angeles, CA 90025. Information about Hotels At Home and its directors and officers will be included in the preliminary proxy statement and definitive proxy statement filed by Affinity Media in connection with this transaction.

Contacts:

Denise Roche (Investors)
Brainerd Communicators, Inc.
212-986-6667

Joe LoBello (Media)
Brainerd Communicators, Inc.
212-986-6667